                            SUB-ADVISORY AGREEMENT

     AGREEMENT made as of the 23rd day of October, 2003 by and between Morgan
Stanley Investment Management Inc., a Delaware corporation (herein referred to as the "Adviser"), and Morgan Stanley Investment Advisors Inc., a Delaware
corporation, (herein referred to as the "Sub-Advisor").

     WHEREAS, Morgan Stanley Institutional Liquidity Funds (herein referred to as the "Fund") is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, the Investment Manager has entered into an Investment Advisory
Agreement with the Fund (the "Investment Advisory Agreement") wherein the
Adviser has agreed to provide investment management services to the various portfolios of the Fund; and

     WHEREAS, the Sub-Advisor is registered as an investment adviser under the
Investment Advisers Act of 1940, and engages in the business of acting as an investment adviser; and

     WHEREAS, Adviser desires to retain the services of the Sub-Advisor to render investment advisory services for the Money Market Portfolio, the Prime
Portfolio, the Government Securities Portfolio, the Government Portfolio, the
Treasury Securities Portfolio, the Treasury Portfolio and the Tax-Exempt
Portfolio of the Fund (each a "Portfolio" and together the "Portfolios") in the manner and on the terms and conditions hereinafter set forth; and

     WHEREAS, the Sub-Advisor desires to be retained by the Adviser to perform services on said terms and conditions:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     1. Subject to the supervision of the Fund, its officers and Directors, and the Adviser, and in accordance with the investment objectives, policies and restrictions set forth in the then-current Registration Statement relating to the Fund, and such investment objectives, policies and restrictions from time to time prescribed by the Trustees of the Fund with respect to the Portfolios and communicated by the Investment Adviser to the Sub-Advisor, the Sub-Advisor
agrees to provide the Fund with investment advisory services with respect to the
Portfolios' investments to obtain and evaluate such information and advice relating to the economy, securities markets and securities as it deems necessary or useful to discharge its duties hereunder; to continuously manage the assets of each Portfolio in a manner consistent with the investment objective and policies of the applicable Portfolio; to make decisions as to foreign currency matters and make determinations as to forward foreign exchange contracts and options and futures contracts in foreign currencies; shall determine the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; to take such further action, including the placing of purchase and sale orders on behalf of the Portfolios, as it shall deem necessary or appropriate; to furnish to or place at the disposal of the Fund and Adviser such of the information, evaluations, analyses and opinions formulated or obtained by it in the discharge of its duties as the
Fund and the Adviser may, from time to time, reasonably request. The Adviser and the Sub-Advisor shall each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the
Portfolios and to consult with each other.

     2. The Sub-Advisor shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Sub-Advisor shall be deemed to include persons employed or otherwise retained by the Sub-Advisor to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser may desire. The
Sub-Advisor shall maintain whatever records as may be required to be maintained by it under the Act. All such records so maintained shall be made available to the Fund, upon the request of the Adviser or the Fund.

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     3. The Fund will, from time to time, furnish or otherwise make available to the Sub-Advisor such financial reports, proxy statements and other information relating to the business and affairs of the Portfolios as the Sub-Advisor may reasonably require in order to discharge its duties and obligations hereunder or to comply with any applicable law and regulations and the investment objectives, policies and restrictions from time to time prescribed by the Trustees of the
Fund.

     4. The Sub-Advisor shall bear the cost of rendering the investment advisory services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees, if any, of the
Fund, employed by the Sub-Advisor, and such clerical help and bookkeeping services as the Sub-Advisor shall reasonably require in performing its duties hereunder.

     5. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including, without limitation: any fees paid to the Adviser; fees pursuant to any plan of distribution that the Fund may adopt; the charges and expenses of any registrar, any custodian, sub-custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer or dividend agent or agents appointed by the
Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and fees payable by the Fund to federal, state or other governmental agencies or pursuant to any foreign laws; the cost and expense of engraving or printing certificates representing shares of the
Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the Securities and Exchange
Commission and various states and other jurisdictions or pursuant to any foreign laws (including filing fees and legal fees and disbursements of counsel); the cost and expense of printing (including typesetting) and distributing prospectuses of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and travel expenses of Trustees or members of any advisory board or committee who are not employees of the Adviser or Sub-Advisor; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption whether in shares or in cash;
charges and expenses of any outside service used for pricing of the Fund's shares; charges and expenses of legal counsel, including counsel to the Trustees of the Fund who are not interested persons (as defined in the Act) of the Fund, the Adviser or the Sub-Advisor, and of independent accountants, in connection with any matter relating to the Fund; membership dues of industry associations;
interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and Trustees) of the Fund which inure to its benefit; extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and
all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

     6. For the services to be rendered, the facilities furnished, and the expenses assumed by the Sub-Advisor, the Adviser shall pay to the Sub-Advisor monthly compensation equal to 40% of the fee that the Adviser receives from each
Portfolio pursuant to the Investment Advisory Agreement. Any subsequent change in the Investment Advisory Agreement which has the effect of raising or lowering the compensation of the Investment Manager will have the concomitant effect of raising or lowering the fee payable to the Sub-Advisor under this Agreement. In addition, if the Investment Adviser has undertaken in the Fund's Registration
Statement as filed under the Act (the "Registration Statement") or elsewhere to waive all or part of its fee under the Investment Advisory Agreement, the
Sub-Advisor's fee payable under this Agreement will be proportionately waived in whole or in part. The calculation of the fee payable to the Sub-Advisor pursuant to this Agreement will be made, each month, at the time designated for the monthly calculation of the fee payable to the Adviser pursuant to the Investment
Advisory Agreement. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for the part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above.

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     7. The Sub-Advisor will use its best efforts in the performance of investment activities on behalf of the Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, the Sub-Advisor shall not be liable to the Investment
Adviser or the Fund or any of its investors for any error of judgment or mistake of law or for any act or omission by the Sub-Advisor or for any losses sustained by the Fund or its investors.

     8. It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Sub-Advisor, and in any person controlled by or under common control with the Sub-Advisor, and that the Sub-Advisor and any person controlled by or under common control with the Sub-Advisor may have an interest in the Fund. It is also understood that the Sub-Advisor and any affiliated persons thereof or any persons controlled by or under common control with the Sub-Advisor have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses, and further may purchase, sell or trade any securities or commodities for their own accounts or for the account of others for whom they may be acting.

     9. This Agreement shall remain in effect with respect to each Portfolio until April 30, 2005 and from year to year thereafter provided such continuance is approved at least annually by the vote of holders of a majority, as defined in the Act, of the outstanding voting securities of the applicable Portfolio or by the Trustees of the Fund, provided, that in either event such continuance is also approved annually by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the
Act) of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that (a) the Fund may, at any time and without the payment of any penalty, terminate this
Agreement with respect to either Portfolio or both Portfolios upon thirty days'
written notice to the Adviser and the Sub-Advisor, either by majority vote of the Trustees of the Fund or by the vote of a majority of the outstanding voting securities of the applicable Portfolio(s); (b) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act) unless such automatic termination shall be prevented by an exemptive order of the
Securities and Exchange Commission; (c) this Agreement shall immediately terminate in the event of the termination of the Investment Advisory Agreement;
(d) the Investment Adviser may terminate this Agreement with respect to either
Portfolio or both Portfolios without payment of penalty on thirty days' written notice to the Fund and the Sub-Advisor; and (e) the Sub-Advisor may terminate this Agreement with respect to either Portfolio or both Portfolios without the payment of penalty on thirty days' written notice to the Fund and the Investment
Adviser. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of such party.

     10. This Agreement may be amended by the parties without the vote or consent of the shareholders of the Portfolios to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Fund, the Investment
Adviser nor the Sub-Advisor shall be liable for failing to do so.

     11. This Agreement shall be construed in accordance with the law of the
State of New York and the applicable provisions of the Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement on the day and year first above written in New York, New York.

                                      MORGAN STANLEY
                                      INVESTMENT MANAGEMENT INC.

                                      By: /s/ Ronald E. Robison
                                          -------------------------------------
                                          Ronald E. Robison

                                      Attest: /s/ Lou Anne McInnis
                                              ---------------------------------
                                              Lou Anne McInnis

                                      MORGAN STANLEY INVESTMENT

                                      ADVISORS INC.

                                      By: /s/ Ronald E. Robison
                                          -------------------------------------
                                          Ronald E. Robison

                                      Attest: /s/ Lou Anne McInnis
                                              ---------------------------------
                                              Lou Anne McInnis

Accepted and agreed to as of

the day and year first above written:

MORGAN STANLEY
INSTITUTIONAL LIQUIDITY FUNDS

By: /s/ Ronald E. Robison
    -----------------------------
    Ronald E. Robison

Attest: /s/ Lou Anne McInnis
        ---------------------------
        Lou Anne McInnis

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